UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2026

BEACON FINANCIAL CORPORATION

(Exact name of the registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 Clarendon Street
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2026, Beacon Financial Corporation (the “Company”) and Beacon Bank & Trust (the “Bank”) entered into an employment agreement (the “Employment Agreement”) with Sean A. Gray, effective as of September 21, 2026 (the “Effective Date”), in connection with his previously announced appointment as President and Chief Executive Officer of the Company and Bank.

In accordance with the terms of the Employment Agreement, Mr. Gray will receive an annual base salary of $1,000,000 and be eligible to receive an annual cash bonus with a target value of 75% of base salary. For the 2026 fiscal year, Mr. Gray’s bonus opportunity is based on his prior bonus opportunity for the period from January 1, 2026 to the Effective Date and the bonus opportunity pursuant to the Employment Agreement for the remainder of the fiscal year. Mr. Gray is also eligible to receive annual equity awards with a grant date fair value of 105% of base salary. In addition, in connection with Mr. Gray’s promotion, he received a one-time award of restricted stock with a grant date value of $275,000, which will vest in three equal tranches on the first, second, and third anniversaries of the grant date.

In the event Mr. Gray’s employment is terminated without cause or Mr. Gray resigns for good reason, then, subject to the effectiveness of a separation agreement and release, Mr. Gray is entitled to receive (i) a cash amount equal to two times the sum of his base salary and annual target bonus, less the value of any accelerated portion of the retention bonus payable in accordance with Mr. Gray’s prior employment agreement, (ii) accelerated vesting of any outstanding equity awards, (iii) continuation of health insurance for up to 24 months following the date of termination, and (iv) continuation of life and disability coverage for 24 months following the date of termination. However, if such termination occurs within 24 months following a change in control of the Company, the cash amount payable pursuant to clause (i) above will be equal to three times the sum of his base salary and annual target bonus.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

10.1	Employment Agreement by and between Beacon Financial Corporation, Beacon Bank & Trust and Sean A. Gray dated October 29, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	BEACON FINANCIAL CORPORATION
	By:	/S/ John B. Eagan
John B. Eagan General Counsel